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                                                                   EXHIBIT 10.35

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

EFFECTIVE DATE:  AS OF JANUARY 1, 2001

WOOLEY:          JOHN C. WOOLEY

COMPANY:         SCHLOTZSKY'S, INC., a Texas corporation
                 203 Colorado Street
                 Austin, Texas  78701

AGREEMENT:       AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Employment
                 Agreement"), effective as of January 1, 2001, by and between WOOLEY and COMPANY, as amended by FIRST AMENDMENT TO
                 EMPLOYMENT AGREEMENT (the "First Amendment"), executed on or about December 28, 2001, to be effective as of January 1, 2001.

WHEREAS, the Parties listed above entered into the AGREEMENT described above;

WHEREAS, the Employment Agreement provided that COMPANY grant WOOLEY a stock option to purchase shares of COMPANY's common stock equal to the greater of: (a) one and one-quarter times the largest number of shares granted to any COMPANY employee or consultant under COMPANY's 1993 Stock Option Plan, as amended (the "1993 Plan"), during 2000 and 2001, or (b) One Hundred Fifty Thousand shares, as further described in Section 6 ("Stock Options") of the Employment Agreement;

WHEREAS, the Employment Agreement further provided that in the event the grant of the option or the amendment to the 1993 Plan increasing the total shares issuable under the plan to a number sufficient for such grant on June 1, 2001, was not approved, then on or before June 30, 2001, the COMPANY would determine and approve a reasonable financial equivalent to the grant of the option so that WOOLEY would be in the substantially same position he would have been in if all conditions to the grant of the option had been satisfied on June 1, 2001, as more particularly described in Section 6 ("Stock Options") of the Employment Agreement;

WHEREAS, the Parties amended Section 5 ("Advance") of the Employment Agreement by First Amendment on or about December 28, 2001, to modify the terms of the recovery of the cash advance;

WHEREAS, upon review in January 2002, the Parties determined that the total shares issuable under the 1993 Plan were not sufficient for the timely grant of the option to WOOLEY pursuant to the Employment Agreement;

WHEREAS, upon further review in January 2002, the Parties determined the alternative reasonable financial equivalent to the grant of the option to WOOLEY pursuant to the Employment Agreement would have a detrimental effect upon the cash position of COMPANY at that time;

WHEREAS, COMPANY desires to cancel the grant of the option or its financial equivalent to WOOLEY, and WOOLEY desires to amend further the terms of the recovery of the cash advance;

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WHEREAS, WOOLEY and COMPANY have determined that it is in their mutual best interest to modify the terms of the AGREEMENT; and

WHEREAS, this amendment has been approved by an action of the Compensation Committee of the Board of Directors of the COMPANY dated January 29, 2002;

NOW, THEREFORE, for the mutual obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. EFFECT OF AMENDMENT. The AGREEMENT is hereby supplemented and modified by the provisions of this SECOND AMENDMENT TO EMPLOYMENT AGREEMENT ("AMENDMENT"). Wherever there is any conflict between the provisions of the AGREEMENT and the provisions of this AMENDMENT, the provisions of this AMENDMENT are paramount and shall control, and the AGREEMENT shall be construed accordingly. Any terms that are defined in the AGREEMENT shall have the same meanings in this AMENDMENT. Any provision in the AGREEMENT not expressly changed by or inconsistent with the provisions of this AMENDMENT shall remain the same.

2. AMENDMENT OF SECTION 5 ("ADVANCE"). The AGREEMENT is hereby amended to restate Section 5 as follows:

          5.   ADVANCES.

               (a) 2001 ADVANCE. On or before January 31, 2001, the Company shall pay Wooley a cash advance against Wooley's future bonuses earned in the amount of $150,000.

               (b) 2002 ADVANCE. On or before January 31, 2002, the Company shall pay Wooley a cash advance against Wooley's future bonuses earned in the amount of $150,000.

               (c) RECOVERY OF ADVANCES. Wooley shall pay 60% of the net bonus (that is, the bonus paid to him in the gross amount less statutory deductions applicable to earnings) for each year beginning with the 2002 Bonus (to be paid in accordance with Section 4 of this Amended Agreement, that is, on or before January 31, 2003) until the full amount of the 2001 and 2002 Advances is recovered. If all or any portion of the Advances remains upon termination of employment after application of Wooley's payment related to the last bonus, such remainder shall be deemed fully earned by Wooley and shall not be recovered by the Company.

     For example, if:

     - On or before January 31, 2001, the Company pays Wooley a cash advance of $150,000, pursuant to Section 5 of this Amended Agreement;
     - Then on or before January 31, 2002, the Company pays Wooley another cash advance of $150,000, pursuant to Section 5 of this Amended Agreement;

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     -  Then also on or before January 31, 2002, the Company pays Wooley a bonus for the year 2001, equal to the gross amount of $150,000, pursuant to
        Section 4 of this Amended Agreement;
     -  Then assuming that on or before January 31, 2003, the Company pays
        Wooley a bonus for the year 2002, equal to the gross amount of $200,000, pursuant to Section 4 of this Amended Agreement;
     - Then further assuming that the statutory deductions applicable to the 2002 Bonus of $200,000 equal $70,000, then Wooley would pay to the Company 60% of the net 2002 Bonus amount [that is, 60% of ($200,000 less $70,000 in statutory deductions)] for a total of $78,000 toward the total advance of $300,000, leaving an outstanding balance advanced of $222,000;
     - Then further assuming that on or before January 31, 2004, the Company pays Wooley a bonus for the year 2003, equal to the gross amount of $200,000, pursuant to Section 4 of this Amended Agreement;
     - Then further assuming that the statutory deductions applicable to the 2003 Bonus of $200,000 continue to be equal to $70,000, then Wooley would pay to the Company 60% of the net 2003 Bonus amount [that is, 60% of ($200,000 less $70,000 in statutory deductions)] for a total of $78,000 toward the remaining advanced balance of $222,000, leaving a new outstanding balance of $144,000; and
     - Then the Company continues to pay bonuses pursuant to Section 4 of this Amended Agreement; and Wooley continues to pay the Company for any outstanding advanced balance pursuant to Section 5 of this Amended Agreement unless Wooley's employment is terminated (and if so, the outstanding advanced balance would be deemed fully earned by Wooley and not recoverable by the Company).

3. AMENDMENT OF SECTION 6 ("STOCK OPTIONS"). The AGREEMENT is hereby amended to restate Section 6 as follows:

          6.   STOCK OPTIONS.

         [This Section has been intentionally omitted in its entirety.]

IN WITNESS WHEREOF, the parties hereto have executed this original of this AMENDMENT to be effective on the EFFECTIVE DATE.

COMPANY:
SCHLOTZSKY'S, INC.,
a Texas corporation

By:                                                  Date: 4/30/02
       ---------------------------------------
       Richard H. Valade
Title: Chief Financial Officer
       Executive Vice President & Treasurer

WOOLEY:

                                                     Date:  4/30/02
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John C. Wooley

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